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                                                              December 19, 1996

Prudential Securities Incorporated
As Representative of the Underwriters
named in Schedule I
One New York Plaza, 15th floor
New York, New York 10292

                  Re: Underwriting Agreement dated December 6, 1996 (the "Underwriting Agreement") between Advanta Mortgage Conduit Services, Inc. ("Advanta") and Prudential Securities Incorporated (the "Representative") and Indemnification Agreement dated as of December 1, 1996 (the "Indemnifica-tion Agreement") among Financial Guaranty Insurance Company (the "Certificate Insurer"), Advanta and the Representative
                           ------------------------------------------------

Ladies and Gentlemen:

                  Pursuant to the Underwriting Agreement and the Indemnification Agreement (together, the "Designated Agreements"), Advanta has undertaken certain financial obligations with respect to the indemnification of the Underwriters and of the Certificate Insurer with respect to the Registration Statement, the Prospectus and the Prospectus Supplement described in the Designated Agreements. Any financial obligations of Advanta under the Designated Agreements, whether or not specifically enumerated in this paragraph, are hereinafter referred to as the "Joint and Several Obligations"; provided, however, that "Joint and Several Obligations" shall mean only the financial obligations of Advanta under the Designated Agreements (including the payment of money damages for a breach of any of Advanta's obligations under the Designated Agreements, whether financial or otherwise) but shall not include any obligations not relating to the payment of money.

                  As a condition of their respective executions of the Underwriting Agreement and of the Indemnification Agreement, the Underwriters and the Certificate Insurer have required the undersigned, Advanta Mortgage Holding Company ("AMHC"), the parent corporation of Advanta, to acknowledge its joint-and-


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several liability with Advanta for the payment of the Joint and Several
Obligations under the Designated Agreements.

                  Now, therefore, the Underwriters, the Certificate Insurer and AMHC do hereby agree that:

              (i) AMHC hereby agrees to be absolutely and unconditionally jointly and severally liable with Advanta to the Underwriters for the payment of the Joint and Several Obligations under the Underwriting Agreement.

             (ii) AMHC hereby agrees to be absolutely and unconditionally jointly and severally liable with Advanta to the Certificate Insurer for the payment of the Joint and Several Obligations under the Indemnification Agreement.

            (iii) AMHC may honor its obligations hereunder either by direct payment of any Joint and Several Obligations or by causing any Joint and Several Obligations to be paid to the Underwriters or to the Certificate Insurer, as applicable, by Advanta or another affiliate of AMHC.

                                        2


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                  Capitalized terms used herein and not defined herein shall have their respective meanings as set forth in the Agreement.

                                       Very truly yours,

                                       ADVANTA MORTGAGE HOLDING COMPANY

                                       By:
                                          ------------------------
                                          Name:  Mark T. Dunsheath
                                          Title: Vice President

CONFIRMED AND ACCEPTED,
as of the date first above written:

FINANCIAL GUARANTY INSURANCE COMPANY

By:
   ----------------------------------
   Name:
   Title:

PRUDENTIAL SECURITIES INCORPORATED
as Representative of the Underwriters

By:
   ----------------------------------
   Name:
   Title:

                                [AMHC Guarantee]


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                                   SCHEDULE I

Prudential Securities Incorporated
Morgan Stanley & Co. Incorporated
Salomon Brothers Inc